SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         COMMISSION FILE NO. 33-12029-D




                              IDIAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)



              Nevada                                             75-2863583
 --------------------------------------                      ------------------
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)




 2204 Timberloch Place, Suite 225, The Woodlands, TX                    77380
 ---------------------------------------------------                 ----------
      (Address of Principal Executive Offices)                       (Zip Code)




           IDIAL NETWORKS, INC. EMPLOYEE BENEFIT AND STOCK OPTION PLAN
                            (Full title of the plan)




                             N & R Ltd. Group, Inc.
                                774 May Boulevard
                                    Suite 10
                          Incline Village, Nevada 89452
                     (Name and address of agent for service)


                                 (954) 578-5333
          (Telephone number, including area code, of agent for service)






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                         CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
   Title of          Amount         maximum          maximum        Amount of
 securities to         to be       offering price     aggregate     registration
be registered       registered      per unit        offering price      fee
----------------    ----------     --------------   --------------  ------------

Common Stock        10,000,000      Published         Published      $22.73(1)
$0.005 Par Value      Shares        Bid Price         Bid Price
                                    $0.0075(2)         $75,000


Notes to Table:

(1)      10,000,000  shares x $0.0075 (Bid Price) = $75,000
         $75,000 x 1% x 1/33 = $22.73

(2) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock of the Company on the NASDAQ Over-The-Counter Bulletin Board Exchange on May 2, 2003.



                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following material is incorporated herein by reference:

         (a) The Amended Registration Statement on Form 10SB12G/A of the Company filed on April 13, 2000.

         (b) The Annual Report on Form 10-KSB of the Company for the period ending December 31, 2002.

         (c) The Quarterly Report on Form 10-QSB of the Company for the period ending September 30, 2002.

         (d) The Quarterly Report on Form 10-QSB of the Company for the period ending June 30, 2002.

         (e) The Quarterly Report on Form 10-QSB of the Company for the period ending March 31, 2002.

         (f) All reports or other documents filed pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of the Registration Statement, in each case filed by the Company prior to the termination of the offering of the securities offered hereby, shall be deemed to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.







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



ITEM 4.           DESCRIPTION OF SECURITIES.

         No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws limit the liability of its directors to the maximum extent permitted by Colorado law. Thus, the directors of the Company are not personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. Such limitation does not apply to any responsibility of liability pursuant to criminal statute or liability for the payment of taxes pursuant to local, state, or federal law. In addition, the Company's Bylaws authorize the Company to maintain liability insurance for its directors and officers.

         At present, there is no pending litigation or proceeding, and the Company is not aware of any threatened litigation or proceeding, involving any director, officer, employee, or agent where indemnification will be required or permitted under the Company's Bylaws.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.


ITEM 8.           EXHIBITS.

         (1)      iDial Networks, Inc. Employee Benefit and Stock Option Plan.

         (2)      Opinion of T. Alan Owen, Attorney at Law.

         (3)      Consent of T. Alan Owen

         (4)      Power of Attorney (see page 5 of this Registration Statement)


ITEM 9.           UNDERTAKINGS.

         The registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and



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



         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing or an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on May 5, 2003.



                                             IDIAL NETWORKS, INC.,
                                             a Nevada corporation



                                             By:  /s/ Mark T. Wood
                                                  -----------------------------
                                                   Mark T. Wood, President

                                             Date: May 5, 2003



                                             By:  /s/ Klaus Schloz
                                                  -----------------------------
                                                   Klaus Schloz, Vice President

                                             Date: May 5, 2003






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



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark T. Wood as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for such person, and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                                             IDIAL NETWORKS, INC.,
                                             a Nevada corporation


                                             /s/ Mark T. Wood
                                             -----------------------------------
                                             Mark T. Wood, President

                                             Date: May 5, 2003


                                             /s/ Klaus Scholz
                                             -----------------------------------
                                             Klaus Scholz, Vice President

                                             Date: May 5, 2003





STATE OF TEXAS                      )
                                    )
COUNTY OF HARRIS                    )

         BEFORE ME, the undersigned authority, on this day personally appeared Mark T. Wood, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 5th day of May, 2003.



                                   -------------------------------------------
                                   Notary Public in and for the State of Texas

My Commission Expires:

-----------------------




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


STATE OF TEXAS                      )
                                    )
COUNTY OF HARRIS                    )

         BEFORE ME, the undersigned authority, on this day personally appeared Klaus Scholz, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 5th day of May, 2003.



                                   -------------------------------------------
                                   Notary Public in and for the State of Texas

My Commission Expires:

-----------------------



                                  EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)




EXHIBIT NO.                                 EXHIBIT

         (1)      iDial Networks, Inc. Employee Benefit and Stock Option Plan.

         (2)      Opinion of T. Alan Owen, Attorney at Law.

         (3) Consent of T. Alan Owen (included in opinion letter filed as Exhibit 2)



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